Exhibit 1.1

ICECURE MEDICAL LTD.

FORM OF DEALER-MANAGER AGREEMENT

[●], 2025

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

As Dealer-Manager

Ladies and Gentlemen:

The following will confirm our agreement relating to the proposed rights offering (the “Rights Offering”) to be undertaken by IceCure Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), pursuant to which the Company will distribute to holders of record of its ordinary shares, no par value per share (“Ordinary Shares”) subscription rights (the “Rights”) to subscribe for and purchase up to an aggregate of 10,000,000 units (the “Units”), each whole Unit consisting of (a) one Ordinary Share (the “Rights Shares”) or one pre-funded warrant to purchase one Ordinary Shares (the “Pre-Funded Warrants”) and (b) a warrant to purchase one Ordinary Share, at an exercise price of $1.00 per whole Ordinary Share from the date of issuance through its expiration (the “Rights Warrants”), at a subscription price (the “Subscription Price”) of $1.00 per whole Unit. We refer to the Rights Shares, the Rights Warrants, the Pre-Funded Warrants and the Ordinary Shares issuable upon exercise of the Rights Warrants and the Pre-Funded Warrants as the “Securities”.

1. The Rights Offering.

a) The Company proposes to undertake the Rights Offering pursuant to which holders of Ordinary Shares shall receive one Right for every Ordinary Share held of record at the close of business on July 9, 2025 (the “Record Date”). Holders of Rights will be entitled to subscribe for and purchase, 0.1703 of a Unit per Right, consisting of (i) one Rights Share or Pre-Funded Warrant to purchase one Ordinary Share, and (ii) one Rights Warrant to purchase one Ordinary Share (the “Basic Subscription Right”), at the Subscription Price per Unit. Rights may only be exercised for whole Units; no fractional Units will be issued in the Rights Offering.

b) The Rights will not trade or be listed for quotation on any exchange or service, and shall be non-transferable. The Warrants will not trade or be listed for quotation on any exchange or service.

c) Any holder of Rights who fully exercises all Basic Subscription Rights issued to such holder is entitled to subscribe for Units which were not otherwise subscribed for by others pursuant to their Basic Subscription Rights (the “Over-Subscription Right”). The Over-Subscription Right shall allow a holder of a Right to subscribe for an additional amount of Units above the amount which such holder was otherwise entitled to subscribe. Units acquired pursuant to the Over-Subscription Right are subject to proration, allotment and share ownership limitations, as more fully discussed in the Prospectus (as defined herein).

d) The Rights will expire at 5:00 p.m., Eastern Daylight time, on July 28, 2025 (the “Expiration Date”). The Company shall have the right to extend the Expiration Date in its sole discretion. Any Rights not exercised on or before the Expiration Date will expire worthless without any payment to the holders of unexercised Rights.

e) All funds from the exercise of Basic Subscription Rights and Over-Subscription Rights will be deposited with Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”), and held in a segregated account with the Subscription Agent pending a final determination of the number of Rights Shares or Pre-Funded Warrants and Rights Warrants to be issued pursuant to the exercise of Basic Subscription Rights and Over-Subscription Rights. The Company may conduct a closing of the Rights Offering (a “Closing”) at its sole discretion at any time following the Expiration Date.

2. Appointment as Dealer-Manager; Role of Dealer-Manager.

a) On the terms and conditions set forth herein, the Company hereby appoints Maxim Group LLC as the dealer-manager (the “Maxim” or the “Dealer-Manager”) for the Rights Offering and authorizes the Dealer-Manager to act as such in connection with the Rights Offering.

b) The services previously provided by the Dealer-Manager under that certain engagement letter, dated May 14, 2025, by and among the Company and the Dealer-Manager (the “Engagement Letter,” which such Engagement Letter shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Dealer-Manager in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Letter and this Agreement, the terms of this Agreement shall prevail), or to be provided by the Dealer-Manager through the Closing, consist of the following:

i. providing market assistance in connection with the conduct of the Rights Offering (which shall include assisting the Company in drafting a presentation that may be used to market the Rights Offering to investors and assistance in the coordination of the Rights Offering together with the Subscription Agent);

ii. providing financial advice to the Company in connection with the Rights Offering (including advice regarding the structure, pricing, timing and other terms and conditions of the Rights Offering);

iii. responding to requests for information and materials in connection with the Rights Offering (it being agreed that Broadridge Corporate Issuer Solutions, LLC (the “Information Agent”) will be the Company’s primary third party source of information regarding the Rights Offering and will be identified by the Company as such in the Registration Statement (as defined below)) (the services described in clauses (i), (ii) and (iii) being collectively referred to as the “Advisory Services”); and

iv. in accordance with customary practice, using best efforts to solicit the exercise of the Rights and subscriptions for the Units pursuant to the Offer Documents (as defined herein) (the services described in this clause (iv) being referred to as the “Solicitation Services”).

c) The services of the Dealer-Manager described in clauses (b)(iii) and (iv) above shall commence on the date that the Registration Statement is declared effective by the U.S. Securities and Exchange Commission (the “Commission”). The Company hereby authorizes the Dealer-Manager, or one or more registered broker-dealers chosen exclusively by the Dealer-Manager, to act as the Company’s agent in making the Rights Offering to residents of such jurisdictions as to which such agent designation may be necessary to comply with applicable law.

d) The Company hereby acknowledges that the Dealer Manager is acting only as a dealer-manager in connection with the Rights Offering. The Dealer-Manager shall not (and shall not be obligated to) underwrite or place any Rights or any Rights Shares, Pre-Funded Warrants or Rights Warrants, and the Company acknowledges and agrees that the Dealer Manager’s participation as dealer-manager does not ensure or guarantee that the Company will raise any funds through the Rights Offering.

e) The Company further acknowledges that the Dealer Manager is acting as an independent contractor pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Dealer Manager be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other natural person, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or other entity or organization (each, a “Person”) in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of the Rights Offering, either before or after the date hereof. The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Dealer Manager agree that each party is responsible for making its own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Dealer Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

3. No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. The Dealer-Manager shall not be subject to any liability to the Company (or any of the Company’s Subsidiaries (as defined below) or “Affiliates,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), for any act or omission on the part of any broker or dealer in securities (other than the Dealer-Manager) or any bank or trust company or any other Person, and the Dealer-Manager shall not be liable for its own acts or omissions in performing its obligations as advisor or Dealer-Manager hereunder or otherwise in connection with the Rights Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by the Dealer-Manager through its gross negligence, intentional omission or willful misconduct. In soliciting or obtaining exercises of Rights, the Dealer-Manager shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as the Dealer-Manager’s agent or as the agent of the Company. As used herein, the term “Subsidiary” means a significant subsidiary of the Company as defined in Rule 1-02 (w) of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless the context specifically requires otherwise, the term “Company” as used in this Agreement means the Company and its Subsidiaries collectively on a consolidated basis.

4. The Offer Documents.

a) There will be used in connection with the Rights Offering certain materials in addition to the Registration Statement, any Preliminary Prospectus or the Prospectus (each as defined herein), including: (i) all exhibits to the Registration Statement which pertain to the conduct of the Rights Offering; and (ii) any soliciting materials relating to the Rights Offering approved by the Company (collectively with the Registration Statement, any Preliminary Prospectus and the Prospectus, the “Offer Documents”). The Dealer-Manager shall be given such opportunity to review and comment upon the Offer Documents.

b) The Company agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Offer Documents and the Dealer-Manager is authorized to use copies of the Offer Documents in connection with its acting as Dealer-Manager. The Dealer-Manager hereby agrees that it will not disseminate any written material for or in connection with the solicitation of exercises of Rights pursuant to the Rights Offering other than the Offer Documents.

c) The Company represents and agrees that no solicitation material, other than the Offer Documents and the documents to be filed therewith as exhibits thereto (each in the form of which has been approved by the Dealer-Manager), will be used in connection with the Rights Offering by or on behalf of the Company without the prior approval of the Dealer-Manager, which approval will not be unreasonably withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Rights Offering, then the Dealer-Manager shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering and the related transactions without any liability or penalty to the Dealer-Manager or any other Person identified in Section 12 hereof as an “indemnified party,” and the Dealer-Manager shall be entitled to receive the payment of all fees and expenses payable under this Agreement or the Engagement Letter which have accrued to the date of such withdrawal.

5. Representations and Warranties. The Company represents and warrants to the Dealer-Manager as of the date hereof that:

a) The Registration Statement with respect to the Rights and the Securities has: (i) been prepared by the Company in conformity with, in all material respects, the requirements of the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) promulgated under the Securities Act; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such Registration Statement as amended to date have been delivered or made available by the Company to the Dealer-Manager. For purposes of this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in the Registration Statement, or amendments thereof, before it becomes effective under the Securities Act, including any documents incorporated by reference therein; “Registration Statement” means the Company’s Registration Statement on Form F-1 (Registration No. 333-288062), which includes a preliminary prospectus relating to the Rights and the Securities, as amended at the Effective Time, including any documents incorporated by reference therein; and “Prospectus” means such final prospectus, as filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations, as amended by any prospectus supplement thereto, including any documents incorporated by reference therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Additionally, any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 5 of Form F-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Prospectus delivered to the Dealer-Manager for use in connection with the Rights Offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

b) The Registration Statement (together with all exhibits filed as part of the Registration Statement) conforms, and any Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement conforms or will conform, when they are filed with or become effective by the Commission, as the case may be, in each case, in all material respects, to the requirements of the Securities Act and the Rules and Regulations and collectively do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made by the Company as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer-Manager specifically for inclusion therein, it being acknowledged and agreed that such information provided by or on behalf of the Dealer-Manager consists solely and exclusively of the following disclosure contained in the Prospectus (collectively, the “Dealer-Manager Information”): (i) the name of Maxim Group LLC acting in its capacity as dealer-manager for the Rights Offering and (ii) the eighth full paragraph in “Plan of Distribution”.

c) Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Closing and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus(es) (as defined below), when considered together with the General Disclosure Package, includes or will include as of the Closing any untrue statement of a material fact or omits or will omit as of the Closing to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Preliminary Prospectus included in the Registration Statement, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (as defined below) in conformity with written Dealer-Manager Information. For purposes of this Agreement, (x) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Rights Offering that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Rights or of the Rights Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act; (y) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement; and (z) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

d) The Company is eligible to use Issuer-Represented Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information the substance of which conflicts with the information contained in the Registration Statement, the Prospectus and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; and each Issuer-Represented Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has notified or will notify promptly the Dealer-Manager if there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or Prospectus relating to the Rights Offering or included or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission. Any Issuer-Represented Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be filed with the Commission in accordance with the requirements of the Securities Act and the Rules and Regulations. Each Issuer-Represented Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Company will not, without the prior consent of the Dealer-Manager, prepare, use or refer to, any Issuer-Represented Free Writing Prospectuses.

e) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior consent of the Dealer-Manager, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Dealer-Manager shall be deemed to have been given in respect of any free writing prospectus referenced on Schedule I attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the Closing, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

f) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and any Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g) All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth in the SEC Reports. Except as disclosed in the SEC Reports, (i) the Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any “Liens”, and (ii) all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid and are not subject to any calls for additional payments (non-assessable).

h) The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, (any of (i), (ii) or (iii), a “Material Adverse Effect”) provided that changes in the trading price of the Ordinary Shares shall not, in and of itself, constitute a Material Adverse Effect.

i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s shareholders in connection herewith other than in connection with such filings as are required to be made under applicable state securities laws, the laws of Israel, or the rules and regulations of (collectively, the “Required Approvals”). This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

j) Neither the Company nor any of its Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default or breach under or result in the creation or imposition of any Lien upon any of their property or assets pursuant to, any material contract, agreement nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i), (ii) and (iii) as disclosed in the Registration Statement and the Prospectus or as would not have or reasonably be expected to result in a Material Adverse Effect.

k) Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and performance by the Company of this Agreement, the issuance of the Rights in accordance with the terms of the Offer Documents, the issuance of Rights Shares, Pre-Funded Warrants and the Rights Warrants in accordance with the terms of the Rights Offering, the issuance of the Ordinary Shares issuable upon exercise of the Rights Warrants and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of association or incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

l) Prior to or on the date hereof the Company and the Subscription Agent and the Information Agent have or will have entered into a subscription and information agent agreement (the “Agent Agreement”). When executed by the Company, the Agent Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent and the Information Agent, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

m) The Rights to be issued and distributed by the Company have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Rights is or will be subject to personal liability by reason of being such a holder, and the Rights conform to the description thereof contained in the Prospectus.

n) The Rights Warrants and Pre-Funded Warrants each conform to the description thereof in the Registration Statement and in the Prospectus and, when issued and delivered by the Company in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Ordinary Shares issuable upon exercise of the Rights Warrants and Pre-Funded Warrants have been duly authorized and reserved for issuance upon exercise of the Rights Warrants and Pre-Funded Warrants, by all necessary corporate action on the part of the Company and, when issued and delivered and paid for upon such exercise in accordance with the terms of the Rights Warrants and Pre-Funded Warrants, as applicable, will be validly issued, fully paid, nonassessable and will conform to the description thereof in the Prospectus.

o) The Rights Shares have been duly and validly authorized and reserved for issuance upon exercise of the Rights, are free from any contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Rights Offering; and Rights Shares, when so issued and delivered against payment therefor in accordance with the terms of the Rights Offering will be duly and validly issued, fully paid and non-assessable and, except as disclosed in the Registration Statement and the Prospectus, free of contractual preemptive rights, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus.

p) The Ordinary Shares are listed on the Nasdaq Capital Market (the “Trading Market”). The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Registration Statement and the Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of any Trading Market on which the Ordinary Shares are listed or quoted. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

q) The Company has an authorized capitalization as set forth in the SEC Reports and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with United States federal and state securities laws. None of the outstanding shares of the Company were issued in violation of any rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company or any of its subsidiaries other than those accurately described in the SEC Reports, the Registration Statements and the Prospectus. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

r) Except as disclosed in the SEC Reports, the Registration Statement and the Prospectus, the Company and the Subsidiaries do not own any real property and have good and marketable title, or have valid and marketable rights to lease or otherwise use, all real property and all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with United States generally accepted accounting principles (“GAAP”) and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

s) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses and the Prospectus, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

t) Except as otherwise set forth in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. No holder of any security of the Company has any rights of rescission of similar rights with respect to such securities held by them.

u) Since the date of the most recent balance sheet presented or incorporated by reference into the Registration Statement and the Prospectus, except as specifically disclosed in a subsequent SEC Report, Registration Statement or Prospectus, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect and (ii) the Company has not incurred any liabilities (contingent or otherwise), other than (A) payables and other accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission.

u) Brighton Almagor Zohar & Co. (“BAZ”), whose reports relating to the Company are included in the Registration Statement, is an independent public accounting firm with respect to the Securities Act. To the knowledge of the Company, BAZ is duly registered and in good standing with the Public Company Accounting Oversight Board (the “PCAOB”). BAZ has not, during the periods covered by the financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

v) The financial statements, including the notes thereto, and any supporting schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus and the SEC Reports comply in all material respects with applicable accounting requirements with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Any other financial and statistical information included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, such Preliminary Prospectus and the Prospectus and the books and records of the respective entities presented therein. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus in accordance with Regulation S-X under the Securities Act which have not been included as so required.

w) The statistical, industry-related and market-related data included in the Registration Statement, any Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate, and such data agree with the sources from which they are derived. To the Company’s knowledge, all required third party consents have been obtained in order for such data to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus.

x) The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

y) Except as disclosed in the SEC Reports, the Registration Statement and the Prospectus, no officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, no employees of the Company or any Subsidiary, any immediate family member of an officer or director of any Subsidiary or any beneficial owner of 5% or more of the outstanding Ordinary Shares (“Substantial Shareholder”) is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director employee or Substantial Shareholder, or, to the knowledge of the Company, any entity in which any officer, director, employee or Substantial Shareholder has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred and (iii) other employee benefits, including share option agreements under any equity plan of the Company.

z) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, that are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and or to the knowledge of the Company of any Subsidiary know of no basis for any such claim. The Company has made adequate charges, accruals and reserves in its financial statements above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

aa) Except as described in the Registration Statement, the Prospectus and the SEC Reports, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject, which, if determined adversely to the Company or any of its Subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the Company’s knowledge, except as disclosed in the Prospectus, no such proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. The Company has not received any written cure notice or show cause notice regarding performance of a contract or agreement or any written or oral notice of, any claim, action, litigation, inquiry, proceeding (arbitral, administrative, legal or otherwise, including any informal proceeding), cause of action, audit, suit, settlement, stipulation, hearing, investigation, charge, complaint, demand or similar matter, for, or assertion of, a condition of default, breach of contract, or material violation of applicable law, rule or regulation in connection with a contract or agreement.

bb) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to: (i) directors’ and officers’ insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the Rights Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws), (ii) insurance covering real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, (iii) business interruption insurance and (iv) product-related or clinical trial related insurance. There are no material claims by the Company or any of its Subsidiaries under any policy or instrument described in this paragraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this paragraph are in full force and effect. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

ee) To the knowledge of the Company, the Company and the Subsidiaries own, license or possess the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its Subsidiaries has received a written notice that any of, the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, other than in accordance with the terms of the Intellectual Property Rights. To the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business as currently conducted. All founders and former and current key employees and consultants and contractors have signed confidentiality and invention assignment agreements with the Company. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business, except as would not have or reasonably be expected to not have a Material Adverse Effect.

ff) Except as set forth in the Registration Statement, any Preliminary Prospectus, the Prospectus and the SEC Reports: (A) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company and its Subsidiaries in or to any Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights owned by the Company or its Subsidiaries and the Company is unaware of any facts which would form a reasonable basis for any such claim.

bb) The Company, each Company product, and each Company-sponsored or supported clinical trial subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) are in compliance with all applicable requirements under FDCA and similar laws, rules and regulations except where such failure to be in compliance would not have be reasonably expected to have a Material Adverse Effect. Each device that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such device, a “Medical Device”), such Medical Device is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Medical Device, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Medical Device, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, in the case of each of the foregoing clauses (i) through (vi), either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company, any Company employee, nor to the Company’s knowledge any Person engaged by the Company for the provision of services to the Company, (i) has made any untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), (ii) has engaged in any conduct that would reasonably be expected to result in debarment, exclusion, disqualification, or ineligibility under applicable healthcare laws, including, (A) debarment under 21 U.S.C. Section 335a or any similar law (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar law. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. To the Company’s knowledge, all material reports, documents, claims, permits, fees, and notices required to be filed, maintained, paid, or furnished to the FDA or any similar foreign Governmental Entity by the Company have been so filed, maintained, paid or furnished on a timely basis and all such reports, documents, claims, permits, fees and notices were and remain complete and accurate in all material respects. Except as disclosed in the SEC Reports, the Registration Statement and the Prospectus, the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

cc) Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the issuance or exercise of the Rights or the sale of the Securities pursuant to the Registration Statement.

dd) Transactions Affecting Disclosure to FINRA.

i. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or other compensation by the Company with respect to the issuance or exercise of the Rights or the sale of the Securities or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Company’s officers, directors and employees or Affiliates that may affect the Dealer-Manager’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

ii. Except as previously disclosed by the Company to the Dealer-Manager in writing, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) or any other Affiliate is a member or a Person associated, or affiliated with a member of FINRA.

iii. Other than payments to be made to the Dealer-Manager, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement The Dealer-Manager shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due.

iv. Except as previously disclosed by the Company to the Dealer-Manager, no Person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

ee) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

ff) [Reserved].

gg) [Reserved].

hh) The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

ii) The execution of this Agreement and consummation of the Rights Offering does not constitute a triggering event under any employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company.

jj) [Reserved].

kk) Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

ll) The Company has not, and will not, directly or indirectly through any officer, director or Affiliate of the Company or through any other Person: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Securities, (ii) since the filing of the Registration Statement sold, bid for or purchased, or paid any Person (other than the Dealer-Manager) any compensation for soliciting exercises or purchases of, the Rights or the Securities; and (iii) until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Rights Shares, Pre-Funded Warrants and Rights Warrants, sell, bid for or purchase, apply or agree to pay to any Person (other than the Dealer-Manager) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to: (i) Rights Shares, Pre-Funded Warrants and Rights Warrants offered and sold upon exercise of the Rights, as described in the Prospectus; or (ii) any Ordinary Shares sold pursuant to the Company’s employee benefit plans.

mm) As used in this Agreement, references to matters being “material” with respect to the Company or any matter relating to the Company shall mean a material item, event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects (as such prospects are disclosed or described in any Preliminary Prospectus or the Prospectus), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

nn) As used in this Agreement, the term “Company’s knowledge” (or similar language) shall mean the actual knowledge of the officers of the Company who are named in the Prospectus, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company.

oo) Any certificate signed by or on behalf of the Company and delivered to the Dealer-Manager or to Thompson Hine LLP, counsel for the Dealer-Manager, shall be deemed to be a representation and warranty by the Company to the Dealer-Manager as to the matters covered thereby.

pp) The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

6. Compensation of the Dealer-Manager. In consideration of the services rendered and to be rendered by the Dealer-Manager to the Company in connection with the Rights Offering, the Company agrees to pay the Dealer-Manager the following:

a) an aggregate cash fee equal to 7.0% of the total gross proceeds generated from the Rights Offering (the “Gross Proceeds”), provided, however, that (i) no fee shall be paid with respect to the total gross proceeds received by the Company from the investors listed on Schedule II to this agreement, and (ii) any proceeds received by the Company from the exercise of Rights Warrants or Pre-Funded Warrants; and

b) the Dealer-Manager shall receive up to $75,000 (inclusive of the Advance) for all fees and expenses including the fees and expenses (“Legal Expenses”) of the Dealer-Manager’s legal counsel related to the Rights Offering. The compensation set forth in this Section 6 of this Agreement shall be paid to the Dealer-Manager at the Closing; provided, however, that in the event that the Rights Offering is not consummated, the Company shall reimburse the Legal Expenses within fifteen (15) calendar days or receipt by the Company of the documented Legal Expenses.

7. Expenses. The Company shall pay or cause to be paid:

a) all filing fees relating to the registration of the Rights and the Securities;

b) all of its expenses (including any taxes) incurred in connection with the Rights Offering (including “road show” expenses) and the preparation, issuance, execution, authentication and delivery of the Rights and the Securities;

c) all fees, expenses and disbursements of the Company’s accountants, legal counsel and other third party advisors (including any public relations or solicitation firms hired by the Company);

d) all fees and expenses of the Subscription Agent and the Information Agent set forth in the Agent Agreement;

e) all fees, expenses and disbursements (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the other Offer Documents and any amendments or supplements of the foregoing;

f) all fees, expenses and disbursements relating to the registration or qualification of the Rights and the Securities under the “blue sky” securities laws of any states or other jurisdictions and all fees and expenses associated with the preparation of the preliminary and final forms of Blue Sky Memoranda;

g) all filing fees of the Commission;

h) all filing fees and communication expenses relating to the review of the Rights Offering by FINRA;

i) any applicable listing or other fees;

j) the cost of printing certificates representing the Rights and the Securities;

k) all advertising charges pertaining to the Rights Offering agreed to by the Company;

l) the cost and charges of the Company’s transfer agent(s) or registrar(s) agreed to by the Company; and

m) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section.

The Company shall perform its obligations set forth in this Section 7 whether or not the Rights Offering commences or any Rights are exercised pursuant to the Rights Offering and subject to the cap on expense reimbursement to the Dealer-Manager set forth in Section 6(c) above.

8. Shareholder Lists; Subscription Agent.

a) The Company will cause the Dealer-Manager to be provided with any cards or lists showing the names and addresses of, and the number of Ordinary Shares held by, the holders of Ordinary Shares as of a recent date and will use its commercially reasonable efforts to cause the Dealer-Manager to be advised from time to time during the period, as the Dealer-Manager shall request, of the Rights Offering as to any transfers of record of Ordinary Shares.

b) The Company will arrange for the Subscription Agent to advise the Dealer-Manager daily as to such matters as they may reasonably request, including the number of Rights which have been exercised pursuant to the Rights Offering.

9. Covenants. The Company covenants and agrees with the Dealer-Manager:

a) To use its commercially reasonable efforts to cause the Registration Statement and any amendments thereto to become effective, provided that the Company shall have the right to discontinue the Rights Offering and withdraw the Registration Statement if the Company’s Board of Directors determines in good faith that it is no longer in the best interests of the Company; to advise the Dealer-Manager, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer-Manager with copies thereof; to prepare a Prospectus in a form approved by the Dealer-Manager (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Dealer-Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

b) To deliver promptly to the Dealer-Manager such number of the following documents as the Dealer-Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Offer Documents filed as exhibits, and the computation of per share earnings); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time during which the Prospectus relating to the Rights or the Securities is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Dealer-Manager and, upon its request, to file such document and to prepare and furnish without charge to the Dealer-Manager as many copies as the Dealer-Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Dealer-Manager, be necessary or advisable in connection with the distribution of the Rights or the sale of the Securities or be requested by the Commission;

d) Prior to filing with the Commission any: (i) Preliminary Prospectus, (ii) amendment to the Registration Statement, any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Dealer-Manager and counsel for the Dealer-Manager and obtain the consent of the Dealer-Manager to the filing (which consent shall not be unreasonably withheld);

e) Until the completion of the Rights Offering, following the effective date of the Registration Statement, to furnish to the Dealer-Manager copies of all materials not available via EDGAR furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which any of the Company’s securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

f) To qualify or register the Rights and the Securities for sale under (or obtain exemptions from the application of) blue sky laws of the United States of America designated by the Dealer-Manager, to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Rights and the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

g) The Company will advise the Dealer-Manager promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Rights and the Securities for offering, sale or trading in in the United States of America or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment;

h) To apply the net proceeds from the exercise of the Rights in the manner described under the caption “Use of Proceeds” in the Prospectus, provided that the Company will not be required to apply the net proceeds in such a manner if the Company’s Board of Directors determines, in good faith, that doing so would be inconsistent with the exercise of its fiduciary duties under applicable law;

i) Prior to the effective date of the Registration Statement, to apply for the listing of the Ordinary Shares issuable upon the exercise of the Rights Warrants and Pre-Funded Warrants on the Trading Market and to use its commercially reasonable efforts to complete that listing prior to the expiration of the Rights Offering;

j) To advise the Dealer-Manager, directly or through the Subscription Agent, from time to time, as any Dealer-Manager shall request, of the number of Rights Shares and Rights Warrants subscribed for, and arrange for the Subscription Agent to furnish the Dealer-Manager with copies of written reports it furnishes to the Company concerning the Rights Offering;

k) To use its commercially reasonable efforts to cause the Subscription Agent to commence mailing the Offer Documents to record holders of the Ordinary Shares not later than the second business day following the record date for the Rights Offering, and complete such mailing as soon as practicable;

l) To reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued Ordinary Shares as will be sufficient to permit the exercise in full of all Rights Warrants and Pre-Funded Warrants issued upon such exercise in full of the Rights; and

m) To not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Securities.

10. Subsequent Equity Sales..

(a) From the date hereof until the completion of the Standstill Period, as defined below, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Shares equivalents or (ii) file any registration statement or amendment or supplement thereto, other than with respect to the Registration Statement or filing a registration statement on Form S-8 in connection with any employee benefit plan, in each case without prior written consent of the Dealer-Manager.

(b) “Standstill Period” means from the date hereof until (i) the date of the Closing if less than $6 million in gross proceeds are raised in Rights Offering; (ii) thirty (30) days after the date of Closing if at least $6 million in gross proceeds are raised in Rights Offering, but less than $7.5 million in gross proceeds are raised in the Rights Offering; (iii) sixty (60) days after the date of Closing if at least $7.5 million in gross proceeds are raised in Rights Offering, but less than $10 million in gross proceeds are raised in the Rights Offering; and ninety (90) days after the date of Closing if at least $10 million in gross proceeds are raised in Rights Offering.

(c)    Notwithstanding the foregoing, this Section 10 shall not apply in respect of an Exempt Issuance, as defined below.

(d) “Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Company Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities, and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 4.10, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

11. Conditions of Dealer-Manager Obligations. The obligations of the Dealer-Manager hereunder are subject to (and the occurrence of any Closing shall be conditioned upon) the accuracy, as of the date hereof and at all times during the Rights Offering, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder (in each case in the reasonable opinion of the Dealer-Manager) and to the following additional conditions:

a) (i) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with the Rules and Regulations; (ii) all post-effective amendments to the Registration Statement shall have become effective; and (iii) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Dealer-Manager and complied with to the Dealer-Manager’s reasonable satisfaction.

b) The Dealer-Manager shall not have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the Dealer-Manager’ reasonable opinion, or in the reasonable opinion of counsel to the Dealer-Manager, is material, or omits to state a fact which, in the Dealer-Manager’ reasonable opinion, or in the reasonable opinion of counsel to the Dealer-Manager, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer-Manager, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

d) Concurrently with the execution of this Agreement and at Closing, there shall have been furnished to the Dealer-Manager (i) a signed opinion and negative assurance letter (addressed to the Dealer-Manager) of Sullivan and Worcester LLP, United States counsel for the Company, (ii) a signed opinion (addressed to the Dealer-Manager) of Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Israeli counsel for the Company and (iii) a signed opinion (addressed to the Dealer-Manager) of Meitar Law Offices, intellectual property counsel for the Company, each dated as of the date hereof and as of the Closing, and in form and substance satisfactory to counsel for the Dealer Manager.

e) Concurrently with the execution of this Agreement and at Closing, there shall have been furnished to the Dealer Manager, a certificate of the Chief Executive Officer of the Company as to regulatory matters in form and substance satisfactory to the Dealer Manager.

f) Concurrently with the execution of this Agreement and at Closing, the Company shall have furnished to the Dealer-Manager a customary comfort letter of BAZ addressed to the Dealer-Manager and dated the date hereof and as of such Closing which shall include: (i) confirmation that they are independent registered public accountants of the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under the PCAOB and applicable rules of the Commission, and (ii) a statement, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two days prior to the date of the letter), regarding the conclusions and findings of such firm with respect to the financial information and other matters specified by the Dealer-Manager.

f) The Company shall have furnished to the Dealer-Manager a certificate, dated the date hereof and of such Closing, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

i. To the best of their knowledge after reasonable investigation, the representations, warranties, covenants and agreements of the Company in Section 5 hereof are true and correct in all material respects;

ii. The conditions set forth in this Section 11 have been fulfilled;

iii. Neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding;

iv. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect; and

v. They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement and the Prospectus, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and has not been.

g) The Company shall have furnished to the Dealer-Manager a certificate, dated the date hereof and of such Closing, of its Secretary certifying to the organizational documents, good standing in the jurisdiction of incorporation of the Company and board and committee resolutions relating to the Rights Offering and the issuance of the Securities from the Company.

h) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any Material Adverse Effect, the effect of which is, in the judgment of the Dealer-Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Rights Offering.

i) The Ordinary Shares shall then be listed and trading on the Trading Market.

j) Concurrently with the execution of this Agreement and on the Closing date, the Company shall have delivered to the Dealer-Manager copies of such United States docket searches with respect to the Company as the Dealer-Manager may reasonably request.

k) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer-Manager. If any of the conditions specified in this Section 11 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Dealer-Manager hereunder may be canceled at, or at any time during the Rights Offering, by the Dealer-Manager. Any such cancellation shall be without liability of the Dealer-Manager to the Company. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

12. Indemnification and Contribution.

a) The Company agrees to hold harmless and indemnify the Dealer-Manager and their respective affiliates and any officer, director, employee or agent of the Dealer-Manager or any such affiliates and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer Manager or any of its affiliates from and against any and all (A) losses, claims, damages and liabilities whatsoever, under the Securities Act or otherwise (as incurred or suffered), arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any blue sky application or other document prepared or executed by the Company (or based on any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Rights or the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with the Dealer-Manager Information); (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Rights Offering if the Company fails to duly terminate the Rights Offering prior to the Expiration Date, (iii) actions taken or omitted to be taken by an indemnified party with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company; (iv) any failure by the Company to comply with any agreement or covenant contained in this Agreement or any inaccuracy in the representations and warranties herein; or (v) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Rights Offering, any of the other transactions contemplated thereby or the performance of the Dealer Manager’s services to the Company with respect to the Rights Offering, and (B) all reasonable documented expenses (including, but not limited to, any and all reasonable legal expenses) incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from the Dealer Manager. However, the Company will not be obligated to indemnify an indemnified party for any loss, claim, damage, liability or expense pursuant to the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from willful misconduct or gross negligence on the part of any indemnified party.

b) The Dealer-Manager shall indemnify and hold harmless the Company, its officers, directors and employees, each of its directors and each Person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering or (B) in any Blue Sky Application; or (ii) the omission or alleged omission to state in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case solely and exclusively to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Dealer-Manager Information, and shall reimburse the Company and any such director, officer or controlling Person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

c) If any lawsuit, claim or proceeding is brought against any indemnified party in respect of which indemnification may be sought against the indemnifying party pursuant to this Section 12, such indemnified party shall promptly notify the indemnifying party of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which it may have under this Section 12 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the indemnifying party from any other obligation or liability which it may have to such indemnified party otherwise than under this Section 12. In case any such lawsuit, claim or proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement of such lawsuit, claim or proceeding, the indemnifying party shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the indemnifying party to such indemnified party, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the indemnified party in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying party to assume the defense of such lawsuit, claim or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such reasonable fees, costs and expenses promptly after receipt of any invoice therefor) if: (i) the use of counsel chosen by the indemnifying party to represent such indemnified party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party); (iii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of such indemnified party’s reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the indemnifying party shall authorize such indemnified party to employ separate counsel at the expense of the indemnifying party. The foregoing indemnification commitments shall apply whether or not the indemnified party is a formal party to any such lawsuit, claim or proceeding. The indemnifying party shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the indemnifying party agrees, subject to the provisions of this Section 12, to indemnify the indemnified party from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify the Dealer Manager promptly, or cause the Dealer Manager to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any Person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating the Rights Offering. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of Rights Offering shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of the Dealer Manager and its affiliates, and any officer, director, employee or agent of the Dealer Manager, and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer Manager.

d) The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim.

e) The foregoing rights to indemnification and contribution shall be in addition to any other rights which any indemnified parties may have under common law or otherwise but shall supersede, amend and restate, retroactively the rights to indemnification, reimbursement and contribution provided for under the Engagement Letter.

f) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 12 for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Dealer Manager, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Dealer Manager, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Dealer Manager may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, from the Rights Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, shall be deemed to be in the same proportion as: (x) the total proceeds from the Rights Offering (net of the fees of the Dealer-Manager set forth in Section 6 hereof, but before deducting expenses) received by the Company bears to (y) the fees of the Dealer-Manager set forth and allocated in Section 6 hereof actually received by the Dealer-Manager. The relative fault of each of the Company, on the one hand, and the Dealer Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer-Manager (which consists solely and exclusively of the Dealer-Manager Information) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer-Manager agree that it would not be just and equitable if contribution pursuant to this Section 12(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 12: (i) the Dealer-Manager shall not be required to contribute any amount in excess of the fees actually received by the Dealer-Manager from the Company in connection with the Rights Offering and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, each Person controlling the Dealer-Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Dealer-Manager, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 12 (f) or otherwise.

13. Effective Date of Agreement; Right of Participation; Exclusivity; Termination.

a) This Agreement shall become effective upon the later of the time on which the Dealer-Manager shall have received notification of the effectiveness of the Registration Statement and the time which this Agreement shall have been executed by all of the parties hereto.

b) Upon effectiveness of this Agreement through the later of August 31, 2025 and the Closing (or the earlier termination of this Agreement) (unless extended by the parties hereto, the “Engagement Period”), the Dealer-Manager shall be the Company’s exclusive dealer manager in connection with the Rights Offering. Until the Closing (or the earlier termination of this Agreement), and as long as the Dealer-Manager are proceeding in good faith with activities in connection with the Rights Offering, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other Person.

c) At any time during the Rights Offering, this Agreement may be terminated by the Dealer-Manager by giving notice as hereinafter provided to the Company if:

i. the Company shall have failed, refused or been unable, at any applicable time during the Rights Offering, to perform any material agreement on its part to be performed hereunder,

ii. any other material condition of the Dealer-Manager’ obligations as set forth in Section 11 or elsewhere hereunder is not fulfilled,

iii. trading in securities generally on the Trading Market shall have been suspended or minimum prices shall have been established on any such exchanges or such market by the Commission, by such exchange or by any other regulatory body or Governmental Authority,

iv. a banking moratorium shall have been declared by Federal or state authorities,

v. there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or there shall have been any other calamity or crisis or any change in political, financial or economic conditions of the United States, or

vi. there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Dealer-Manager, inadvisable or impracticable to solicit exercises of the Rights or perform any other of its obligations hereunder.

d) At any time during the Rights Offering, this Agreement may be terminated by the Company by giving notice as hereinafter provided to the Dealer-Manager if the Company’s Board of Directors determines in good faith that the Rights Offering is no longer in the best interests of the Company and its shareholders.

e) Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of the Company or the Dealer-Manager, except as otherwise provided in Section 12 hereof. Any notice referred to above may be given at the address specified in Section 15 hereof in writing or by facsimile or telephone, and if by telephone, shall be immediately confirmed in writing.

14. Survival of Certain Provisions. The agreements contained in Sections 11 and 12(b), (c) and (g) hereof and the representations, warranties and agreements of the Company contained in Sections 5, 6 and 7 hereof shall survive the consummation of or failure to commence the Rights Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party; provided however that in the event of any failure to commence or consummate the Rights Offering, the agreements contained in Section 6 shall terminate and be of no further force or effect and provided that the Dealer-Manager will not be entitled to the compensation in Section 12(f) in the event the Company terminates the Offering for cause prior to the successful completion of any Closing which shall include the material failure to provide the services contemplated by this Agreement.

15. Notices. All notices or other communications hereunder shall be in writing, and (a) if sent to the Dealer-Manager, shall be emailed or mailed, delivered, and confirmed in writing, to: (i) Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: [●], Email: [●] @maximgrp.com with a copy to Thompson Hine LLP, 300 Madison Avenue, 27th Floor New York, New York, 10017, Attention: Faith L. Charles, Email: Faith.Charles@thompsonhine.com, and (b) if sent to the Company shall be emailed or mailed, delivered and confirmed in writing to the Company and its counsel at the address set forth in the Registration Statement, with a copy to 1251 Avenue of the Americas, New York, New York 10020, Attention: Eric Victorson, Esq., Email: [●] Any such notices and other communications shall take effect at the time of receipt thereof.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer-Manager, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control the Dealer-Manager within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any Person, other than the Persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Amendment. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

18. Governing Law; Venue. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Dealer-Manager and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York; (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Dealer-Manager and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Dealer-Manager mailed by certified mail to the Dealer-Manager’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon such Dealer-Manager, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS AND THE PROSPECTUS.

19. Entire Agreement. This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

20. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us as of the date first written above.

Very truly yours,

IceCure Medical LTD.

By:
Name:
Title:

Accepted by the Dealer-Manager as of the date first written above:

MAXIM GROUP LLC

By:
Name:
Title:

Schedule I

(see attached)

Schedule II

Epoch Partner Investments Limited